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                                                                  Exhibit 3.1(b)


                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF

                          CYGNET FINANCIAL CORPORATION

         Cygnet Financial Corporation, a corporation organized and existing under the General Corporation Law of Delaware ("Corporation"), DOES HEREBY CERTIFY pursuant to Section 242 of the General Corporation Law of the State of
Delaware:

         FIRST: That the following resolutions were duly adopted by the Board of Directors on July 27, 1998, in accordance with the Bylaws and the General Corporation Law of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation:

                  WHEREAS, the Board of Directors believes it is in the best interests of the Corporation to amend the Certificate of Incorporation to elect not to be governed by Section 203 of the Delaware General Corporation Law.

                  NOW, THEREFORE, BE IT RESOLVED, that the Corporation amend its Certificate of Incorporation to elect not to be governed by
                  Section 203 of the Delaware General Corporation Law; and

                  RESOLVED FURTHER, that Article Thirteen of the Certificate of Incorporation is hereby renumbered as Article Fourteen; and

                  RESOLVED FURTHER, that a new Article Thirteen is hereby added to read as follows:

                           "The Corporation hereby elects not to be governed by
                           Section 203 (Business Combinations with Interested Stockholders) of the Delaware General Corporation Law."

                  RESOLVED FURTHER, that the foregoing amendment to the Certificate of Incorporation be submitted for approval by the stockholders of the Corporation.

         SECOND: The foregoing proposed amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been duly approved by the stockholders in accordance with said Section 242.

         THIRD: All the other Articles of the Certificate of Incorporation remain unchanged.
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         IN WITNESS WHEREOF, Cygnet Financial Corporation has caused this
Certificate of Amendment to the Certificate of Incorporation to be signed by Ernest C. Garcia II, its Chief Executive Officer/President, and Steven P. Johnson, its Senior Vice President/Secretary, who declare under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct to their knowledge, executed at Phoenix, Arizona, as of this 27th day of July 1998.



                                         /s/ Ernest C. Garcia II
                                         -----------------------------
                                         By: Ernest C. Garcia II
                                         Its: Chief Executive Officer/President
Attest:

/s/ Steven P. Johnson
-------------------------------------
By: Steven P. Johnson
Its: Senior Vice President/Secretary